September 28, 2001



Dear Shareholder:

You are cordially invited to attend the 2001 Annual Meeting of Shareholders of First Federal Financial Corporation of Kentucky (the "Corporation") to be held at the Corporation's home office, 2323 Ring Road, Elizabethtown, Kentucky on Wednesday November 14, 2001 at 5:00 p.m.

The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, we will report on the operations of the Corporation. Directors and officers of the Corporation as well as a representative from the Corporation's independent accounting firm, Crowe, Chizek and Company LLP, will be present to respond to appropriate questions of shareholders.

Detailed information concerning activities and operating performance during the fiscal year ended June 30, 2001 is contained in our Annual Report, which is also enclosed.

Please  sign,   date  and  promptly  return  the  enclosed  proxy  card  to  the
Corporation. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

We look forward to seeing you at the meeting.

Sincerely,



B. KEITH JOHNSON
President & Chief Executive Officer

                 FIRST FEDERAL FINANCIAL CORPORATION OF KENTUCKY
                                 2323 Ring Road
                       Elizabethtown, Kentucky 42702-5006
                                 (270) 765-2131

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         To be Held on November 14, 2001


     The Annual Meeting of Shareholders of First Federal Financial Corporation of Kentucky (the "Corporation") will be held at the Corporation's home office, 2323 Ring Road, Elizabethtown, Kentucky, on Wednesday, November 14, 2001 at 5:00 p.m.

         A Proxy Card and a Proxy Statement for the meeting are enclosed.

         The meeting is for the purpose of considering and acting upon:

            1.    The election of three directors of the Corporation;

            2. Such other matters as may properly come before the meeting or any adjournments thereof.

     The Board of Directors is not aware of any other business to come before the meeting.

     Any action may be taken on any one of the foregoing proposals at the meeting on the date specified above or on any date or dates to which, by original or later adjournment, the meeting may be adjourned. Shareholders of record at the close of business on September 15, 2001 are the shareholders entitled to vote at the meeting and any adjournments thereof.

     You are requested to complete and sign the enclosed proxy card, which is solicited by the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy card will not be used if you attend and vote at the meeting in person.

                                           BY ORDER OF THE BOARD OF DIRECTORS




                                           REBECCA S. BOWLING
                                           Corporate Secretary

Elizabethtown, Kentucky
September 28, 2001

IMPORTANT: THE PROMPT RETURN OF PROXY CARDS WILL SAVE THE CORPORATION THE EXPENSE OF FURTHER REQUESTS FOR PROXY CARDS IN ORDER TO INSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                 FIRST FEDERAL FINANCIAL CORPORATION OF KENTUCKY
                                 2323 Ring Road
                       Elizabethtown, Kentucky 42702-5006
                                 (270) 765-2131

                         ANNUAL MEETING OF SHAREHOLDERS

                                November 14, 2001

                                 PROXY STATEMENT



     This proxy statement is furnished in connection with the solicitation of proxy cards by the Board of Directors of First Federal Financial Corporation of Kentucky (the "Corporation") for use at the 2001 Annual Meeting of Shareholders of the Corporation (the "Meeting") to be held at the Corporation's home office, 2323 Ring Road, Elizabethtown, Kentucky, on Wednesday, November 14, 2001 at 5:00 p.m. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement, together with the enclosed proxy card, are being first mailed to stockholders of the Corporation on or about September 28, 2001.

                           REVOCABILITY OF PROXY CARDS
     Shareholders who execute proxy cards retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxy cards will be voted at the Meeting and all adjournments thereof. Proxy cards may be revoked by written notice to the Corporate Secretary of the Corporation or by the filing of a later-dated proxy card prior to a vote being taken on a particular proposal at the Meeting. A written notice of revocation of a proxy card should be sent to the Corporate Secretary, First Federal Financial Corporation of Kentucky, 2323 Ring Road, P.O. Box 5006, Elizabethtown, Kentucky 42702-5006, and will be effective if received by the Corporate Secretary prior to the Meeting. A previously submitted proxy card will also be revoked if a shareholder attends the Meeting and votes in person. Proxy cards solicited by the Board of Directors of the Corporation will be voted in accordance with the directions given therein. Where no instructions are indicated, the shares represented by a signed proxy card will be voted for the nominees for director set forth below.

     The accompanying proxy card confers discretionary authority on the persons named as proxies to vote in their discretion in matters incident to the conduct of the Meeting. If one or more persons other than the nominees named below are nominated as directors, then the named proxies or their substitutes will have the power, in their discretion, to vote cumulatively for some number less than all nominees named below or for such of the other nominees as they may choose. If any of the nominees named below becomes unwilling or unable to accept nomination or election, then the proxies will have the right to vote for any substitute nominee in place of the nominee who has become unwilling or unable to accept nomination or election.


                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Shareholders of record as of the close of business on September 15, 2001 are entitled to one vote for each share then held, except in the election of directors, when cumulative voting applies. As of September 15, 2001 the Corporation had 3,758,491 shares of common stock ("Common Stock") issued and outstanding.

     Persons and groups owning more than 5% of the Common Stock are required to file certain reports regarding their ownership pursuant to the Securities Exchange Act of 1934. Based on such reports, the following table sets forth, as of September 15, 2001, certain information as to those persons who were beneficial owners of more than 5% of the outstanding shares of Common Stock as of that date. The table also sets forth the beneficial ownership of all executive officers and directors of the Corporation as a group.

                                         Amount & Nature     Percent of Shares
                                          of Beneficial       of Capital Stock
                                            Ownership           Outstanding

First Federal Financial Corporation
of Kentucky Employee Stock
Ownership Plan
2323 Ring Road
P.O. Box 5006
Elizabethtown, Kentucky 42702-5006          207,045 (1)             5.51%

All Executive Officers and
Directors as a Group (27 Persons)           658,694 (2)            17.53%

--------------------------------
(1) As of the date of this proxy statement, all shares have been allocated. The voting of allocated shares is directed by the employees.

(2) Includes certain shares owned by spouses, or as custodian or trustee, over which all executive officers and directors as a group effectively exercise sole voting and investment power. Also includes 46,900 shares of Common Stock which may be purchased pursuant to stock options exercisable within 60 days from the record date, and 118,594 shares held by the Bank's ESOP which have been allocated to all executive officer participants as a group. Each employee participant votes shares allocated to his or her account.

                                CUMULATIVE VOTING

     Pursuant to the Articles of Incorporation and Bylaws of the Corporation, every shareholder voting for the election of directors is entitled to cast a number of votes calculated by multiplying the number of shares the shareholder is entitled to vote times the number directors to be elected. Each shareholder will be entitled to cast his votes for one director or distribute his votes among any number of candidates as he or she chooses. The Board of Directors intends to vote the shares represented by completed proxy cards solicited by it equally among the four candidates standing for election as directors nominated by the Board of Directors. However, the Board reserves the right, in its sole discretion, to distribute the votes among some or all of the nominees of the Board of Directors in another manner so as to elect as directors the maximum number of nominees possible.

                       PROPOSAL I - ELECTION OF DIRECTORS

     The Corporation's Board of Directors is currently comprised of ten directors, divided into three classes with staggered terms. We currently have two classes of directors with three directors in the class and one class of directors with four directors.

     At the meeting, the Corporation will elect three directors. The Board has nominated each of Robert M. Brown, J. Alton Rider, and Gail L. Schomp for election to a three-year term ending at the 2004 annual meeting. If any nominee is unable to serve, the shares represented by all valid proxy cards will be voted for election of such substitute director as the Board of Directors may recommend. At this time, the Board knows of no reason why any nominee might be unable to serve.

     One current director, Burlyn Pike, is retiring from the Board of Directors at the 2001 annual meeting. Mr. Pike is a member of the law firm Pike & Schmidt Law Office, P.S.C. in Shepherdsville, Kentucky. Mr. Pike also served as the President and Chief Executive Officer of Bullitt Federal Savings Bank prior to its merger with First Federal Savings Bank in January 1995. He was named a director of the Corporation in January 1995. The Board of Directors wishes to thank Mr. Pike for his years of service to the Corporation.

     The three persons receiving the most votes at the meeting will be elected as directors. Votes, which are not cast at the meeting, either because of abstentions or broker non-votes, are not considered in determining the number of votes cast for the election of a nominee.

     The following table sets forth for each nominee and for each director continuing in office such person's name, age, the year he or she first became a director and the number of shares and percentage of the Common Stock beneficially owned.

                                    NOMINEES
                                                            SHARES OF
                                                             COMMON
                                                             STOCK
                                  YEAR FIRST              BENEFICIALLY
                       AGE         ELECTED                    OWNED
                       AT            OR          TERM          AT        PERCENT
                    SEPT. 15,    APPOINTED        TO      SEPTEMBER 15,    OF
       NAME           2001      DIRECTOR (1)    EXPIRE      2001 (2)      CLASS
       ----           ----      ------------    ------      ---------     -----

 Robert M. Brown       61           1991         2004         16,047        *
 Gail L. Schomp        48             -          2004        161,780      4.30%
 J. Alton Rider        64           1987         2004         80,608      2.15%

                         DIRECTORS CONTINUING IN OFFICE

 Wreno M. Hall         81           1979         2002         82,960      2.21%
 Walter D. Huddleston  74           1966         2002         74,030      1.97%
 B. Keith Johnson      40           1997         2003         36,660        *
 Diane E. Logsdon      58           2000         2003            207        *
 J. Stephen Mouser     52           1998         2002          5,770        *
 John L. Newcomb, Jr.  47           2000         2003         11,051        *
 Michael L. Thomas     46           1998         2002          1,392        *

                                RETIRING DIRECTOR

 Burlyn Pike           80           1995         2001          9,058        *

                         NON-DIRECTOR EXECUTIVE OFFICERS

                                                          Number of
                                                         Unexercised
                                                           Options
                               Number of Shares of        at Fiscal      Percent
                            Common Stock Beneficially     Year-End         of
     Name             Age           Owned(2)(3)         (Exercisable)     Class
     ----             ---           -----------         -------------     -----
 Charles Chaney       50              29,597               3,000            *
 Anne Moran           49                  61                 -              *
 William Ray Brown    52              26,172                 -              *
 William Duffy        55               9,210               5,000            *
 Gary Bowers          49              16,353               3,000            *
 Alan Howell          43              22,460                 -              *
 Lloyd Henderson      61              26,888                 -              *
 Dwight Brown         52               1,155               1,000            *
 Richard Muse         45              11,766                 -              *
 Susan Simmons        36              13,128                 500            *
 Rosemary Wiseman     55               9,634                 500            *
 Becky Wells          47               2,487               2,000            *
 Tanya Deneen         33               1,047                 500            *
 Larry Hawkins        45                 400                 400            *
 Gary Chapman         48               1,131               1,000            *
 Rebecca Bowling      49               7,642                 -              *
--------------------------------
o        Represents less than 1%

(1) Each director first elected in 1990 or earlier was first elected as a director of the Bank and became a director of the Corporation on the date of its incorporation in June 1990.

(2) Includes certain shares owned by spouses, or as custodian or trustee over which shares the director or executive officer effectively exercises sole voting and investment power, unless otherwise indicated.

(3) Includes 118,594 shares under the ESOP, which have been allocated to all executive officer participants as a group. Each employee participant votes shares allocated to his or her account.

     Listed below is information about the directors and certain executive officers of the Corporation. Unless otherwise noted all directors and executive officers have held these positions for at least five years.

     Robert M. Brown, owner of Brown Funeral Home, has served on the Board of Directors for ten years. He is a charter member of the Elizabethtown A.M. Rotary Club. Mr. Brown is also active in the National, Kentucky and South Central Funeral Directors Association. In addition, he is an active member of the Chamber of Commerce and has served as a major division chairman of Elizabethtown Community College's Partners in Progress fund raising campaign.

     Wreno M. Hall has served on the Board of Directors for 22 years. He is a retired surgeon who spent 39 years practicing in Elizabethtown.

     Walter D. Huddleston is Chairman of the Board and a former two-term member of the United States Senate. He began his professional career in broadcasting at WIEL in Elizabethtown. Today he owns and operates Walter D. Huddleston
Consulting, a legislative consulting firm located in Elizabethtown and Washington D.C. and is a former President of the Elizabethtown Chamber of Commerce and Rotary Club. Senator Huddleston has received the U.S. Central Intelligence Agency Medal of Honor and the Outstanding Young Man of Elizabethtown and Kentucky. He has served on the Board of Directors since 1966.

     B. Keith Johnson was named President and Chief Executive Officer of the Corporation and the Bank on September 4, 1997. Mr. Johnson joined the Bank as Comptroller in 1993 and was appointed Executive Vice President in 1995. Before joining the Corporation he was a principal in the accounting firm of Whelan, Johnson, Doerr, Pike & Pawley P.S.C., where he was extensively involved in the firm's financial institution practice. He has been a licensed CPA since 1984. Locally, Mr. Johnson serves on the Executive Committee of the Elizabethtown Industrial Foundation, Ft. Knox AUSA CORE Committee, and the United Way Advisory Board. He is also involved in various capacities with several other community/charitable organizations.

     Diane E. Logsdon is currently the Vice President for Planning and Development for Hardin Memorial Hospital. Mrs. Logsdon serves on numerous community and charity Boards and is the Immediate Past Chair of the Board of the Elizabethtown Chamber of Commerce. She is also a member of the Elizabethtown Comprehensive Plan Steering Committee and the Kentucky Healthcare Strategy forum. She is a past recipient of the Athena Award, Business and Professional Woman's "Woman of Achievement," Leadership Elizabethtown Alumna of the Year, and the L Award for Leadership.

     Stephen Mouser is President of Mouser Custom Cabinetry, LLC, a family-owned cabinet manufacturer in Elizabethtown. He is a member of the Better Business Bureau, the Elizabethtown-Hardin County Chamber of Commerce, and the Home Builders Association. He is a former President of the Rineyville Optimist Club and former Board Member of Lincoln Trail Home Builders' Association.

     John L. Newcomb, Jr. is President and Financial Manager of Newcomb Oil Company, a family business that among other things, owns and operates the Five Star Food Marts. He serves as Treasurer of the Kentucky Petroleum Marketers Association and is a member of the National Chevron Marketers Council and the Ashland Petroleum Marketer Council. A lifelong resident of Nelson County, Mr. Newcomb was elected as a director of the Bank in 1999.

     J. Alton Rider has been the owner and operator of Rider's Men & Women Clothing Store in Elizabethtown since 1969. He is past President of the Hardin County A.M. Rotary Club, former Hardin County School Board member, past Hardin County Representative of the Kentucky Retail Association, a current member of the National Retail Federation, and is a member of the Elizabethtown-Hardin County Chamber of Commerce. He is also currently serving as a member of the Kentucky Retail Federation.

     Gail L. Schomp has spent her life in the transportation industry. She was employed by her family's business, Langley Trucking Company until 1983. Today she is the owner and operator of Carty and Carty, Inc., a mail hauling business that specializes in freight hauling, and Lexington Truck Sales, a new and used truck dealership for Volvo, Isuzu and GMC. Mrs. Schomp also serves on the Executive Committee of Kentucky Motor Transportation Association.

     Michael Thomas, DVM, has been a partner in the Elizabethtown Animal Hospital for 17 years. Dr. Thomas is an active member of the American Veterinary Medical Association and the Kentucky Veterinary Medical Association.

CERTAIN NON-DIRECTOR EXECUTIVE OFFICERS

     Charles Chaney currently serves as a Senior Vice President and Chief Operating Officer. Mr. Chaney joined the Bank in 1976 as Banking Center Manager of the Munfordville Banking Center.

     Anne Moran is a Senior Vice President and Chief Retail Officer. Ms. Moran joined the Bank in 1999.

     Wm. Ray Brown currently serves as a Senior Vice President of the Corporation. Mr. Brown has served in many capacities since joining the Bank in 1972.

     William Duffy is a Senior Vice President and Trust Officer. Mr. Duffy joined the Bank in 1993 to manage the Bank's trust operations.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors conducts its business through meetings of the Board and through its committees. During the fiscal year ended June 30, 2001, the Board of Directors held eight meetings.

     The full Board of Directors of the Corporation acts as a nominating committee for the annual selection of nominees for election as directors. The Board of Directors met once during the 2001 fiscal year in its capacity as nominating committee. While the Board of Directors will consider nominees recommended by shareholders, it has not actively solicited recommendations from the Corporation's shareholders for nominees. Nominations by shareholders must be submitted to the Corporate Secretary in writing in accordance with procedures set forth in the Corporation's Articles of Incorporation. Such notices generally must be submitted not less than 30 days nor more than 60 days before the date of the annual meeting and must include certain information including (i) the name, age, address, principal occupation and Common Stock ownership of the person to be nominated; (ii) a description of all arrangements or understandings between the shareholder and the nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by the shareholder; (iii) such other information regarding the nominee as would be required to be included in proxy materials filed under the applicable rules of the SEC had the nominee been nominated by the Board of Directors; and (iv) the written consent of the nominee to serve as a director of the Corporation if so elected. The notice must also include information about the shareholder submitting the nomination including name and address as they appear on the Corporation's books and the number of shares of Common Stock owned by the shareholder. Copies of the Articles of Incorporation may be obtained without charge upon written request to Corporate Secretary, First Federal Financial Corporation of Kentucky, 2323 Ring Road, Elizabethtown, Kentucky 42702-5006.

     The Board's Risk Management Committee selects the Corporation's independent auditors and reviews major financial, accounting and internal auditing policies. This committee meets with the independent auditors before scheduling the external audits to discuss the scope of work and audit findings and reviews the finished reports. The committee also reviews Office of Thrift Supervision examiner's reports and monitors policies pertaining to conflicts of interest as they affect directors, officers, and employees. The Risk Management Committee, composed of Directors Brown, Mouser, and Rider, met four times during the 2001 fiscal year.

     The Board's Executive Compensation Committee determines issues involving executive compensation. The compensation committee is composed of Directors Huddleston, Hall, Mouser, Newcomb, and Pike. The compensation committee met twice in 2001.

EXECUTIVE COMPENSATION
 Report of Compensation Committee on Executive Compensation

     During fiscal 1994, the Corporation established a Compensation Committee, comprised entirely of independent, non-employee directors, with responsibility for reviewing all aspects of the Corporation and Bank's executive compensation program. The Compensation Committee's primary objective in structuring executive compensation is to provide a means of attracting and retaining executives with the experience and capability of providing outstanding leadership to the Corporation and the Bank.

     The Corporation's and the Bank's executive compensation program, described in greater detail below, consists of a competitive base salary, an incentive bonus based on the attainment of annual corporate performance objectives, and stock-based compensation awards.

     In establishing base salary levels and recommending corporate performance objectives, the Committee reviews relevant financial results for the
Corporation, including growth in earnings, the rate of return on assets, and various other measures of productivity and efficiency. The Compensation Committee also believes that stock-based compensation, in the form of ESOP awards and grants of stock options, can provide a longer-term incentive by giving executives, employees, and the Corporation's shareholders a common interest in increasing long-term shareholder value.

SALARIES
     The Compensation Committee has established a policy of providing base pay for executives that approximates the median base pay provided to executives of other thrifts and financial institutions of similar size. Base pay increases for executives and all other employees are based on an evaluation of individual performance.

BONUS INCENTIVE COMPENSATION
     Corporate performance objectives are established each year by the Board of Directors, which can include specific targets for growth, return on assets, and return on equity. When these objectives are met, all employees, including executive officers, earn an incentive bonus equal to a percentage of base pay. Based upon the actual financial results for the fiscal year ended June 30, 2001 all employees of the Bank earned an average incentive bonus equal to 3.95% of base pay.

EMPLOYEE STOCK OWNERSHIP PLAN
     The Corporation awards shares of the Common Stock under the ESOP to eligible employees, including executives, based on a percentage of base pay determined by the Board of Directors. Under the ESOP, executive officers were awarded an aggregate of 1,124 shares of Common Stock during fiscal 2001.

STOCK OPTION AND INCENTIVE PLAN
     The Corporation adopted its 1998 Stock Option and Incentive Plan as a means of increasing the incentive and encouraging the continued employment of key employees by facilitating their purchases of an equity interest in the Corporation. The 1998 Plan, authorized grants of stock options and stock appreciation rights to eligible employees. Awards under the 1998 Plan are subject to vesting and forfeiture as determined by the Stock Option Committee, which administers the Plan. The stock options granted under the 1998 Plan could have various vesting schedules depending on the date of the option. During fiscal year 2001, 12,000 shares were granted to executive officers under the 1998 Plan. The Board of Directors believes that stock options and other forms of stock-based incentive compensation help to attract, retain and motivate executive officers to improve long-term shareholder value.

COMPENSATION OF CHIEF EXECUTIVE OFFICER
     In establishing Mr. Johnson's salary for fiscal year 2001, the Executive Compensation Committee took into account the Corporation's success in meeting its non-financial and financial performance goals during 2001. Mr. Johnson earned a base salary of $165,000 for 2001. Mr. Johnson also received a performance incentive bonus of $3,966 or 2.4% of his salary. Mr. Johnson was also awarded 158 shares of stock under the ESOP during fiscal 2001.

                        EXECUTIVE COMPENSATION COMMITTEE
                        Walter D. Huddleston, Chairperson
                                  Wreno M. Hall
                                   Burlyn Pike
                                 Stephen Mouser
                              John L. Newcomb, Jr.

SUMMARY COMPENSATION TABLE

     The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Corporation and the Bank.

                               ANNUAL COMPENSATION

     Name and                                        Other Annual     All Other
Principal Position    Year     Salary      Bonus     Compensation   Compensation
------------------    ----     ------      -----     ------------   ------------
                                            (1)          (2)            (3)

B. Keith Johnson      2001    $165,000   $ 6,372       $2,160         $31,715
President and Chief   2000     157,500    10,313        2,160          28,488
  Executive Officer   1999     133,000     9,410        2,160          26,915

----------------------
(1)  Includes a performance incentive bonus and a Christmas bonus.

(2) Represents compensation related to Mr. Johnson's use of an automobile provided by the Bank.

(3) Includes the following for the 1999, 2000 and 2001 fiscal years, respectively: director's fees of $15,250, $16,750 and $19,500; matching contributions under the Bank's 401(K) plan of $7,980, $9,450 and $9,768; and amounts credited to Mr. Johnson's account under the Bank's ESOP of $2,047, $2,288 and $2,447.

OPTIONS EXERCISES AND YEAR-END VALUE TABLE

     The following table sets forth information concerning the value of options held by the Chief Executive Officer at the end of fiscal year 2001.
                                                                    Value of
                                                  Number of       Unexercised
                                                 Unexercised      In-the-Money
                                                   Options          Options
                                                  at Fiscal        at Fiscal
                  Shares Acquired    Value        Year-End         Year-End
     Name           on Exercise     Realized   (Exercisable)    (Exercisable)(1)
     ----          --------------   --------   -------------    ---------------
B. Keith Johnson        -0-           -0-          30,000          $18,750

------------------
 (1) Difference between fair market value of underlying Common Stock at June 30, 2001 and the exercise price of such options.

DIRECTORS' COMPENSATION

     Members of the Board of Directors of the Corporation receive a monthly fee of $350. Members of the Bank's Board of Directors receive a monthly fee of $1,150. No fees are paid for attendance at committee meetings.

RETIREMENT PLAN

     The Bank is a participating employer in a multiple employer pension plan sponsored by the Financial Institution Retirement Fund. All full time employees of the Bank are eligible to participate after one year of service and attaining age 21. Service credit for purposes of benefit accrued, eligibility and vesting is retroactive to the date of employment.

     A qualifying employee becomes fully vested in the plan upon completion of five years' service or when the normal retirement age of 65 is attained. The plan is intended to comply with the requirements of Section 401(a) of the Internal Revenue Code of 1986, as amended ("Code"), as a "tax qualified" defined benefits plan, and with the provisions of the Employee Retirement Income Security Act of 1974, as amended.

     The plan provides for monthly payments to each participating employee at normal retirement age. The annual allowance payable under the plan is equal to 1.5% of the highest average earnings received in any five consecutive full calendar years during the last ten years of employment before the participant's normal retirement date multiplied by the years of credited service. A participant who has attained the age of 45 and completed ten years of service may take an early retirement and elect to receive a reduced monthly benefit beginning immediately. Mr. Johnson has 7 years of credited service under the plan.

     The following table indicates the annual retirement benefit payable under the plan based on various specified levels of plan compensation and various specified years of credited service as calculated under the plan assuming retirement at age 65 on December 31, 2001. The IRS maximum annual benefit under the plan is limited to $133,080 per year.



   High-5 Average                      YEARS OF BENEFIT SERVICE
   Compensation         15           20           25          30         35
   --------------------------------------------------------------------------
      10,000           2,300        3,000       3,800       4,500       5,300
      20,000           4,500        6,000       7,500       9,000      10,500
      30,000           6,800        9,000      11,300      13,500      15,800
      60,000          13,500       18,000      22,500      27,000      31,500
      90,000          20,300       27,000      33,800      40,500      47,300
     120,000          27,000       36,000      45,000      54,000      63,000
     150,000          38,800       45,000      56,300      67,500      78,800



TRANSACTIONS WITH THE CORPORATION AND THE BANK

     All loans to directors and executive officers are approved by the Executive Loan Committee and promptly reported to the Board of Directors. They are made in the ordinary course of business on substantially the same terms as those of comparable transactions prevailing at the time and do not involve more than the normal risk of collectability or contain other unfavorable terms.

                       COMPARATIVE STOCK PERFORMANCE GRAPH

     The graph below shows the cumulative total return on the Common Stock of the Corporation between June 30, 1996 through June 30, 2001 compared with the cumulative total return of the NASDAQ Stock Market Index for U.S. Companies and the S&P Savings and Loans Index over the same period. Cumulative total return on the stock or the index equals the total increase in value since June 30, 1996, assuming reinvestment of all dividends paid into the stock or the index, respectively. The graph was prepared assuming that $100 was invested on June 30, 1996 in the Common Stock of the Corporation or in the indexes.

                                [GRAPHIC OMITTED]
   ---------------------------------------------------------------------------

                                    6/96    6/97   6/98   6/99    6/00    6/01
   First Federal Financial          ----    ----   ----   ----    ----    ----
    Corporation of Kentucky          100      90    143    117     101      92
   NASDAQ Stock Market - US          100     122    160    230     340     185
   S & P Savings & Loan Companies    100     174    223    190     181     329

                        RISK MANAGEMENT COMMITTEE REPORT

The Risk Management Committee has furnished the following report:

     It is the responsibility of management to prepare the financial statements and the responsibility of Crowe, Chizek and Company LLP, the Corporation's independent auditors, to audit the financial statements in accordance with generally accepted auditing procedures. The functions and responsibilities of the Risk Management Committee are described in the charter Risk Management Committee charter attached as an appendix to this proxy statement.

     In connection with its review of First Federal Financial Corporation's financial statements for 2001, the Risk Management Committee:

o    has  reviewed  and  discussed  the  audited   financial   statements   with
     management;

o has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU
     Section 380); and

o has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and has discussed with the independent accountant the independent accountant's independence.

     The Risk Management Committee also discussed with management and the independent auditors the quality and adequacy of the Corporation's internal controls and the internal audit function's organization, responsibilities, budget and staffing. The Committee reviewed with the independent auditors their audit plans, audit scope and identification of audit risks.

     Based on the review and discussions referred to above, the Risk Management Committee recommended to the Board of Directors that the audited financial statements be included in First Federal Financial Corporation's Annual Report on Form 10-K for the year ended June 30, 2001.

                            RISK MANAGEMENT COMMITTEE
                                 Robert M.Brown
                                 Stephen Mouser
                                 J. Alton Rider



                         INDEPENDENT PUBLIC ACCOUNTANTS

     Representatives of Crowe, Chizek and Company LLP are expected to be present at the annual meeting and will be available to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so. Crowe, Chizek and Company LLP has served as the Corporation's independent public accountants and auditors since the 1999 fiscal year.

AUDIT FEES

     The aggregate fees incurred for professional services rendered for the audit of our annual financial statements for the year ended June 30, 2001, and the reviews of the financial statements included in the Corporation's Forms 10-Q for the year were $47,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     The aggregate fees incurred for professional services rendered in connection with the design and/or implementation of our financial information systems by Crowe, Chizek and Company LLP for the year ended June 30, 2001, were $0.

ALL OTHER FEES

     The aggregate fees incurred for services rendered by Crowe, Chizek and Company LLP, other than the services covered under the captions "Audit Fees" and "Financial Information Systems Design and Implementation Fees", above, for the year ended June 30, 2001, were $34,000.

     The Audit Committee of the Board of Directors has considered whether the provision of the services covered under the captions "Financial Information Systems Design and Implementation Fees" and "All Other Fees", above, is compatible with maintaining the principal accountant's independence.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant to regulations promulgated under the Securities Exchange Act of 1934, the Corporation's officers, directors and persons who own more than ten percent of the outstanding Common Stock are required to file reports detailing their ownership and changes of ownership in Common Stock, and to furnish the Corporation with copies of all such reports. Based solely on its review of the copies of such reports received during the past fiscal year or with respect to the last fiscal year, the Corporation believes that during the fiscal year ended June 30, 2001, all of its officers and directors and all stockholders who own more than ten percent of the Corporation's outstanding Common Stock have complied with the reporting requirements.

                                  OTHER MATTERS

     The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that shares represented by completed proxy cards in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting such shares.

                                  MISCELLANEOUS

     The cost of solicitation of proxy cards will be borne by the Corporation. In addition to solicitations by mail, directors, officers, and regular employees of the Corporation may solicit proxy cards personally or by telegraph or telephone without additional compensation.

     The Corporation's Annual Report to Shareholders, including financial statements, is being mailed to all shareholders of record as of the close of business on September 15, 2001. Any shareholder who has not received a copy of the Annual Report may obtain a copy by writing to the Corporate Secretary of the Corporation. The Annual Report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference.

                              SHAREHOLDER PROPOSALS

     Shareholders proposals to be presented at the 2002 Annual Meeting must be received by the Corporate Secretary of the Corporation no later than May 31, 2002 to be included in the proxy statement for the 2002 Annual Meeting. Any such proposals and any nominations of candidates for election of directors must comply with the Corporation's Articles of Incorporation and the requirements of the proxy rules adopted under the Securities Exchange Act of 1934. The Corporation expects to exercise discretionary voting authority granted under any proxy form which is properly executed and returned to the Corporation on any matter that may properly come before the 2002 Annual Meeting unless written notice of the matter is delivered to the Corporation at its corporate offices, addressed to the Corporate Secretary of the Corporation, not later than October 13, 2002.

                                        BY ORDER OF THE BOARD OF DIRECTORS



                                        Rebecca S. Bowling
                                        Corporate Secretary

Elizabethtown, Kentucky
September 28, 2001

                                    APPENDIX

                       FIRST FEDERAL FINANCIAL CORPORATION
                        RISK MANAGEMENT COMMITTEE CHARTER


I.       PURPOSE

The Risk Management Committee shall serve as a committee of First Federal Financial Corporation's Board of Directors. The Committee has a major responsibility to provide assistance to the directors in fulfilling their responsibility to the shareholders and investment community related to corporate accounting, reporting practices, and the quality and integrity of financial reports. Key components of fulfilling this charge include:

>> Overseeing that management has established and maintained processes to assure that an adequate system of internal controls is functioning within the Bank.
>> Assuring compliance by the Bank with all applicable laws, regulations, and Bank policy.
>> Handling relations with important resources such as: regulatory agencies, external auditing firm, the Internal Audit Department, and the loan review function.
>> Concurring in the appointment or removal of the Internal Auditor, Compliance Officer, and External Auditors.
>> Communicating with the Bank's attorneys, accounting department, loan administration, and others as it deems necessary.
>>   Providing direction to and oversight of the Internal Audit function.

I.       ORGANIZATION/COMPOSITION

In accordance with FDICIA, which applies to financial institutions over $500 million in assets, the Risk Management Committee shall be composed of at least three directors who are independent of the management of the bank and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgement as a committee member. The following relevant information was considered in making this determination:

>> The member has not been an officer or employee of the bank or its affiliates within the preceding five years;
>> The member has not accepted compensation from the bank or its affiliates other than compensation for Board service or receipt of benefits under a tax-qualified retirement plan;
>> The member has not served or does not serve as a consultant, advisor, promoter, underwriter, legal counsel, or trustee of the bank or its affiliates;
>> The member is not an immediate family relative or an officer or other employee of the institution or its affiliates;
>> The member does not hold or control, nor has held or controlled, a direct or indirect financial interest in the bank or its affiliates within the preceding year, of 10 percent or more of any outstanding class of voting securities of the institution.

The New York Stock Exchange (NYSE) and National Association of Securities Dealer
(NASD) require the following composition/expertise of Risk Management committee members:

>> Consist of at least three directors, all of who have no relationship to the holding company or the bank that may interfere with the member exercising independence.
>> Each member should be financially literate as defined by the Board of Directors or become financially literate within a reasonable time after their appointment.
>>   One member must have accounting or related financial management expertise.
>> A director who is an employee (including non-employee executive officers) of the holding company or any of its affiliates may not serve on the risk management committee until three years following the termination of that employment.
>> A director (a) who is a partner, controlling shareholder, or executive officer of an organization that has a business relationship with the company or (b) who has a direct material business relationship with the company may serve on the committee only if the holding company's Board of Directors determines that the relationship does not interfere with the Director's exercise of independent judgement.
>> A Director who is an immediate family member of an individual who is an executive officer of the holding company or any of its affiliates cannot serve on the Risk Management Committee until three years following the termination of the relationship.

NASD permits one Director who is not independent, and is not a current employee or immediate family member of an employee, be appointed to the Risk Management Committee, if the Board, under exceptional and limited circumstances, determines that membership on the Committee by the individual is required by the best interest of the Corporation and it's shareholders. These reasons, as well as the nature of the relationship, are required to be disclosed in the next annual proxy statement.

II.      MEETINGS

To fulfill its primary responsibilities, the Risk Management Committee shall meet as often as deemed necessary. The Committee may ask management or others to attend meetings and provide pertinent information as necessary. The Committee members will have sole discretion in determining the meeting attendees and agenda. The meetings shall provide an open avenue of communication between the independent auditor, Internal Audit Staff, and the Board of Directors. Meetings with the independent auditor and the Vice President of Internal Audit/Compliance without management's presence should occur routinely to ensure open communication.

III.     DUTIES AND RESPONSIBILITIES

In carrying out their responsibilities, the Risk Management Committee believes its agenda and procedures should remain flexible in order that it can best react to changing conditions and environment and to assure to the Directors and Shareholders that the accounting and reporting practices of the Bank are in accordance with all requirements and are of the highest quality. The agenda on an annual basis will include:

A.       GENERAL

|X|  Maintain minutes or other records of meetings and activities.
|X| Adopt a formal written charter that is approved by the full Board of Directors that specifies scope of responsibility, process, membership, etc.
|X| Review, update and approve the Risk Management Committee Charter annually. |X| Report periodically to the Board of Directors on significant results of
     Risk Management Committee meetings.
|X| Submit written affirmation to NYSE regarding Risk Management Committee membership, independence, financial literacy, financial management expertise and a Risk Management Committee Charter.
|X| Conduct or authorize investigations into any matters within the Risk Management Committee's scope of responsibilities. The Risk Management Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of investigation.
|X| Review with the independent auditor and the Vice President of Internal Audit/Compliance the coordination of audit efforts to assure completeness of coverage, reduction efforts, and the effective use of audit resources.

B.       EXTERNAL/INDEPENDENT ACCOUNTANTS AND FINANCIAL STATEMENTS AND REPORTS

1.   SEC Requirements

|X| Discuss interim financial statements reviewed by an independent public accountant before filing its Form 10-Q with the commission.
|X| Provide appropriate reconciliations and descriptions of any adjustments to the quarterly information previously reported in a Form 10-Q for any quarter.
|X| Discuss with independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61,89, and 90.
|X| Receive from the auditors a disclosure report regarding the auditor's independence required by Independence Standards Board No. 1, modified as necessary, and discuss with auditors.
|X| Review and discuss audited financial statements with management. |X| Prepare a report for the annual proxy statement stating whether:
>> Based on review and discussion with management and independent auditors, the Risk Management Committee recommended to the Board of Directors that the audited financial statement be included in the holding company's Annual Report on Form 10-K.
>>   The  Board  of  Directors  has  adopted  a  written  charter  for the  Risk
     Management Committee, and if so, include a copy of the charter as an appendix to the holding company's proxy statements at least once every three years.

>> The Risk Management Committee members are "independent", as defined in the applicable listing, or if not listed, which definition of "independent" was used.
>> Disclose information regarding any Director on the Risk Management Committee who is not "independent".

2.   NYSE Requirements

|X| Recommend to the Board of Directors the appointment and compensation of the outside auditors for the ensuring year. Includes evaluating and, if necessary, replacing, the outside auditor.
|X| Remind the outside auditor that the auditors are ultimately accountable to the Board of Directors and Risk Management Committee of the holding company.
|X| Ensure the outside auditor submits on a periodic basis a formal written statement explaining all relationships between the holding company and the auditor.
|X| Discuss with the auditor any relationship that may impact the objectivity and independence of the outside auditor.
|X| Recommend that the Board of Directors take appropriate action in response to the outside auditors' report to satisfy itself of the outside auditors' independence.

3.   NASD Requirements

|X| Recommend to the Board the certified public accountants to be retained as outside auditors.
|X| Monitor the outside auditors' performance along with their independence. |X| Review the scope of the external audit.
|X|  Review the final report with the independent auditors.
|X| Be available to the independent auditors during the year for consultation purposes.
|X| Review with the independent auditors the corporate accounting practices and policies.
|X| Recommend to whom the independent auditors' report should be submitted within the holding company and/ or bank.
|X|  Ensure the existence of integrity with financial reporting process.

4.   FDICA Requirements

|X| Review the basis for report on audited financial statements and the report on internal controls.
|X| Review the scope of services provided, significant accounting policies, and significant accounting estimates.
|X| Review the assessment of internal control adequacy, including reportable conditions and material weaknesses.
|X|  Review with management compliance with laws and regulations.
|X| Review with management the selection and termination of the independent accountant and any disagreements between management and the independent accountant.

C.       INTERNAL AUDIT

1.   NASD Requirements

|X|  Ensure the existence of adequate internal controls.
|X| Direct and oversee all activities of the internal review function, including but not limited to management's responses to the internal review function.
|X| Hire, determine adequate compensation for, and terminate the staff in the Internal Audit Department. |X| Determine the budget for the Auditing Department because this area should report directly to the Risk Management Committee. The Risk Management Committee may deem appropriate for the Auditing Department to report to senior management on particular matters to remain consistent with preserving the independence of the office.
|X| Review with internal and independent auditors overall accounting and financial controls.
|X|  Review and approve the annual internal audit plan.

2.   FFIEC  Interagency   Guidance  on  the  Internal  Audit  Function  and  its
     Outsourcing

The federal regulatory agencies prepared a joint policy statement which contains guidance on the responsibilities of directors and senior management for ensuring that banking organization's systems of internal control, including the internal audit function, are adequate for the nature and scope of the organization's lines of business. The guidance outlined the following responsibilities:

|X| The Board of Directors and senior management have primary responsibility for the system of internal control.
|X| Ensure internal controls are tested and assessed by individuals without business-line responsibilities, such as internal audit.
|X| Ensure that the internal audit function meets the demands of the institution's activities.
|X| Evaluate the following aspects of the internal audit function: structure, management, staffing, and audit quality; scope; and communication.
|X| Review and approve the internal audit risk assessments, scope, and plan. |X| Monitor internal audit's adherence to the audit plan.
|X| Consider requests for expansion of internal audit work when issues arise or changes occur in controls or risk.
|X|  Assess  whether   reported   control   weaknesses  are  being  resolved  by
     management.
|X|  Meet with internal audit staff without management being present.
|X|  Ensure  internal  audit  staff  reports  directly  to the  Risk  Management
     Committee.
|X|  Considerations for Internal Audit Outsourcing Arrangement:

>> The engagement letter with the outsourcing firm should address the following: audit scope and frequency; manner of reporting; protocol for changing the engagement terms; state that internal audit reports are property of the institution; allow access to workpapers; specify locations of reports and workpapers; permit examiners access to reports and workpapers; address cost of damages from errors, omissions, and negligence, and state that internal audit will not perform management functions. The Board and senior management should ensure that the outsourced internal audit function is competently managed.
>> All internal audit work is to be well documented and all findings promptly reported to the Vice President of Internal Audit/Compliance.
>>   The outsourcing firm should conduct internal audit with qualified staff.
>> The internal audit coordinator should assess the outsourcing firm's competence and experience and should be notified of staffing changes.
>> The institution should have a contingency plan to mitigate risk from discontinuity of audit coverage.

|X| Independence of External Auditor - applies to arrangements where the internal audit firm is also the external audit firm:

>> The internal and external audit firm has communicated to the Board and senior management that they, Board and management, are responsible for establishing and maintaining internal control, and for directing the internal audit function, including: designating an internal audit coordinator; determining internal audit scope, risk and frequency; evaluating internal audit results; and evaluating adequacy of internal audit procedures.

>> The Board of Directors has determined that the internal/external audit firm does not act in a capacity equivalent to a member of management. AICPA rule 101-13 outlines outsourcing activities that would compromise the CPA's independence.

>>   Performing ongoing monitoring and control activities;
>>   Reporting on behalf of management;
>>   Preparing source documents on transactions;
>>   Having custody of assets;
>>   Approving the overall internal audit work plan;
>>   Being   represented  as  a  member  of  management  in   correspondence  or
     publications;
>> Contributing in a decision-making capacity on committees or elements of strategic planning;
>> Contributing in a decision-making capacity to the design and implementation of significant new products; services, internal controls, or software.
>>   If the external audit firm renders an internal  control attest report under
     Section 36 of FDICIA - the audit firm is not the primary support for management's assertion of the effectiveness of internal control.